Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.15

HEWITT ASSOCIATES LLC LEGACY DEFERRED COMPENSATION PLAN

Effective May 1, 2017

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

TITLE AND PREAMBLE

The title of this plan shall be the “Hewitt Associates LLC Legacy Deferred Compensation Plan” (the “Plan”). The Plan shall be effective May 1, 2017 (the “Effective Date”). The Plan represents a spin-off from the Aon Deferred Compensation Plan (the “Aon Plan”) of the benefit obligations associated with the “Transferred Participants” (as defined below). The spin-off is occurring in connection with the acquisition by Tempo Acquisition, LLC (“Tempo”) from Aon plc (“Aon”) of certain assets and ownership interests in certain subsidiaries of Aon pursuant to the Purchase Agreement dated February 9, 2017, between Aon and Tempo (the “Purchase Agreement”).

The Plan is an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Hewitt Associates LLC (the “Company”) and its subsidiaries who are “Transferred Participants.” For this purpose, a “Transferred Participant” is any individual who (i) after taking into account any employment transfers contemplated by the Purchase Agreement, is employed by the Company or any of its subsidiaries immediately after the “Closing Date” (as defined in the Purchase Agreement), and (ii) immediately prior to the Closing Date, either had an Account under the Aon Plan or had filed a valid deferral election under Section 3 of the Aon Plan.

This Plan is intended to (i) with respect to Transferred Participants who elected under the Aon Plan to defer amounts earned for the 2017 calendar year (including bonuses to be paid in 2018), provide for the continued deferral of such amounts after the Effective Date and (ii) provide for the payout of benefit obligations to or on behalf of Transferred Participants of amounts deferred under the Aon Plan and the Plan in accordance with the distribution election(s) previously made under the Aon Plan. This Plan is not intended to, and will not, provide any individual with an opportunity to defer amounts earned after the 2017 calendar year (other than, for the avoidance of doubt, bonuses paid in 2018 with respect to the 2017 calendar year). The transactions contemplated by the Purchase Agreement do not constitute a “separation from service” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to any Transferred Participant.

Notwithstanding any provision in this Plan to the contrary, it is the intent of the Company that, with respect to any Transferred Participant, the associated benefit obligations, elections (including elections to defer compensation, notional investment elections, and distribution elections) and beneficiary designations under the Aon Plan be transferred from the Aon Plan to this Plan, and the provisions in this Plan shall be interpreted consistent with such intent.

From and after the Effective Date, the terms of this Plan, which shall consist of the plan document set forth in Exhibit A (i.e., the November 17, 2016 restatement of the Aon Plan) as amended by the plan amendments set forth in Exhibit B (i.e. the First and Second Amendments to the Aon Plan) with the modifications listed below, shall govern the rights of each Participant under this Plan. The modifications to the plan document set forth in Exhibit A are as follows:

•	“Board” shall mean the Board of Managers of the Company or any committee of the Board of Managers delegated authority to act for the whole Board in respect of matters relating to the Plan.

•	“Company” shall mean Hewitt Associates LLC.

•	“Employer” shall mean the Company or a Subsidiary that employs an Employee.

•	“Subsidiary” shall mean any corporation of which 50% or more of the voting stock is owned or controlled, directly or indirectly, by the Company.

•	The first sentence of Section 2.01 shall be replaced by the following: “No individual who is not a Transferred Participant shall be permitted to be a participant in the Plan.”

•

Sections 3.01 and 3.02 shall be replaced with the following: “All deferral elections by a Transferred Participant under the Aon Plan for the calendar year beginning on January 1, 2017 will be recognized under the Plan. No new deferral elections shall be permitted after the Effective Date, including with respect to new hires or with respect to any calendar year commencing on or after January 1, 2018.”

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

In addition to the modifications described above, the Committee (which shall be the Administrative Committee of the Company, or its successor, the members of which are appointed by the Board) shall have the authority to make any other modifications to the extent necessary or appropriate to satisfy the intent of the Plan and the spin-off described above.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, Hewitt Associates LLC has caused this Plan, effective May 1, 2017, to be executed on its behalf by its duly authorized officers, this 30th day of April, 2017.

HEWITT ASSOCIATES LLC

By:

/s/ John Mikowski
John Mikowski
VP-Legal

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXHIBIT A

Aon Deferred Compensation Plan, as amended and restated effective Nov. 17, 2016

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

AON DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective November 17, 2016)

Preamble

The name of this plan is the Aon Deferred Compensation Plan (the “Plan”). The purpose of this Plan is to provide certain select management or highly compensated employees of Aon plc and its subsidiaries with the opportunity to defer amounts earned as an employee. All amounts deferred under the Plan prior to January 1, 2005, that were earned and vested prior to January 1, 2005, and any amounts credited thereon (including pursuant to Section 4.03), shall be governed by the terms of the Plan as in effect on October 3, 2004 and nothing in this amended and restated Plan document shall affect deferred amounts under the Plan that were earned and vested prior to January 1, 2005 and any amounts credited thereon. It is intended that all amounts deferred under the Plan that were earned and vested prior to January 1, 2005, and any amounts credited thereon, shall be grandfathered from the application of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and guidance issued thereunder (“Code Section 409A”). The determination of whether amounts deferred under the Plan, or any amounts credited thereon, were earned and vested prior to January 1, 2005 shall be made in accordance with Code Section 409A.

SECTION 1.    Definitions

1.01    “Accounts” shall mean the Distribution Accounts and Investment Accounts.

1.02    “Aon” shall mean Aon plc, a public limited company incorporated under English law

1.03    “Beneficiary” shall mean the beneficiary or beneficiaries designated by the Participant to receive the amount, if any, payable under the Plan upon the death of the Participant. The beneficiary of a Beneficiary shall be the estate of such Beneficiary.

1.04    “Board” shall mean the board of directors of the Company, which has delegated its obligations, responsibilities, and authority with respect to the Plan to the Organization and Compensation Committee of the Board (or its successor), to act for the Board in respect of all matters relating to the Plan.

1.05    “Code” means the Internal Revenue Code of 1986, as amended.

1.06    “Committee” shall mean the Administrative Committee, or its successor, the members of which are appointed by the Board.

1.07    “Company” shall mean Aon Corporation.

1.08    “Compensation” shall mean the following types of earnings paid to an Employee for his or her service on behalf of an Employer: (a) salary and fixed base compensation and net commission, renewal and override compensation; (b) amounts paid by the Employer pursuant to a periodic individual performance appraisal or contractual agreement (“Bonus”); and (c) other bonus, personal lines commissions, sign on bonus and stay bonus (“Other Earnings”). Unless otherwise determined by the Committee and to the extent permitted by applicable law, the following shall not be included in Compensation: (i) deferred compensation payments; (ii) vested or unvested stock awards; (iii) income from the exercise of stock options; (iv) expense reimbursements; (v) distributions from, and Employer contributions to, the Aon Savings Plan, the Aon Employee Stock Ownership Plan, the Aon Pension Plan or any other Employer fund or plan providing retirement, health, welfare, death, insurance or similar benefits; (vi) amounts paid to an Employee in respect to employment during which he is not permanently employed within the United States or its possessions; and (vii) amounts paid to an Employee while on a short or long term assignment outside of the U.S. regardless of whether the Employee remains on the U.S. payroll; and (viii) amounts previously deferred under the terms of the Plan.

1.09    “Distribution Accounts” shall mean the Accounts established by the Committee to reflect the distribution method selected by a Participant. If the Employee elects to begin- distributions before termination of employment for any reason, the Distribution Account shall be known as an “In-Service Account.” If a Participant elects to begin distributions in the year following separation from service for any reason, the Distribution Account shall be known as a “Retirement Account.” A Participant may select one or two distribution methods to begin before separation from service, and therefore the Committee may establish one or two “In-Service Accounts” for a Participant. The Participant may select only one distribution method to begin after separation from service, and therefore the Committee may establish only one Retirement Account for a Participant. If a Participant does not make an affirmative election, the Distribution Account shall be a Retirement Account.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

1.10    “Employee” shall mean any exempt United States employee of an Employer, who is actively working and residing in the United States.

1.11    “Employer” shall mean Aon, the Company, or a Subsidiary that employs an Employee.

1.12    “Investment Accounts” shall mean the Accounts established by the Investment Committee to reflect the investment alternatives selected by the Participant from among the investment alternatives made available by the Investment Committee from time to time under Section 4.02 of the Plan. These Investment Accounts will be established under each Distribution Account to reflect the investment alternative(s) elected by the Participant for that Distribution Account.

1.13    “Investment Committee” means the Retirement Plan Governance and Investment Committee, or its successor, the members of which are appointed by the Board.

1.14    “Participant” shall mean any eligible Employee who participates in the Plan pursuant to Section 2.

1.15    “Subsidiary” shall mean any corporation of which 50% or more of the voting stock is owned or controlled, directly or indirectly, by Aon or the Company or by one or more of such corporations.

SECTION 2.    Eligibility

2.01    Eligibility. Participation in this Plan shall be restricted to a select group of senior management or highly compensated Employees who provide services to an Employer, as determined by the Committee. An Employee for whom deferrals are maintained in a Distribution Account shall remain a Participant until such Distribution Account is distributed in full. Notwithstanding any provision in the Plan to the contrary, the Committee shall have sole and absolute discretion to determine which Employees are eligible to participate with respect to a calendar year, and the right to participate with respect to one calendar year shall not entitle an Employee to participate with respect to any future calendar year.

SECTION 3.    Election To Defer

3.01    Employee Deferrals. On or before December 31 of any calendar year, each Employee designated as eligible to participate in the Plan shall be entitled to make an irrevocable election to defer receipt of any whole percentage (up to 75%) of Compensation otherwise payable to the Employee for his or her services as an Employee from an Employer for the following calendar year. An election to defer receipt of any net commission that qualifies as a sales commission, as defined in Treasury Regulations Section 1.409A-2(a)(12)(i), shall be effective for any net commissions earned by an Employee during the following calendar year based on sales that occur during such calendar year. On or before December 31 of the year prior to the year in which the performance period for any Bonus commences, each Employee eligible to participate in the Plan shall also be entitled to make an irrevocable election to defer receipt of such Bonus in any whole percentage (up to 100%). In addition, on or before December 31 of any year, each Employee eligible to participate in the Plan shall be entitled to make an irrevocable election to defer receipt of any whole percentage (up to 100%) of Other Earnings paid to the Employee for his or her services as an Employee from an Employer for the following calendar year. Each Participant will need to make an affirmative election to make deferrals hereunder for each calendar year, in accordance with rules established by the Committee.

3.02    New Hire Deferrals. Notwithstanding anything herein to the contrary, to the extent consistent with Code Section 409A, when an Employee is first designated by the Committee as eligible to participate in this Plan, the Committee may permit (in its sole and absolute discretion) the Employee to make an irrevocable election to defer receipt of Compensation, Bonuses, or Other Earnings (subject to the percentage limits set forth in Section 3.01), provided that such irrevocable deferral election (i) is submitted by the Employee within thirty (30) days of the Committee’s determination that the Employee is eligible to participate and (ii) applies only to Compensation, Bonuses, or Other Earnings earned and payable following the Employee’s submission of his or her irrevocable deferral election.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

3.03    Employer Contributions. In addition to deferrals elected by the Employee pursuant to this Section 3, an Employer may also elect to credit an Employee with an Employer contribution under the Plan. The amount of any such contribution shall be determined by the Employer in its sole and complete discretion, and may be subject to such vesting and forfeiture conditions specified by the Employer at the time of crediting. Unless otherwise specified by the Committee, any contribution credited to an Employee under this Section 3.03 shall be allocated to the Employee’s Retirement Account and subject to all defaults or elections that may be applicable to the Employee’s Retirement Account. Once credited, an Employer contribution shall be treated in the same manner as any other deferral of Compensation made under the Plan.

SECTION 4.    Deferred Compensation Amounts and Investment Elections

4.01    Deferral Period Accounts. The Committee shall establish Distribution Accounts and Investment Accounts for any Employee who makes an irrevocable deferral election or who otherwise is credited with an Employer contribution. The Committee shall establish such other subaccounts as are necessary for proper administration under the Plan.

4.02    Investment Elections. The Investment Committee will select the investment alternatives available to the Participants from time to time, and the Company shall establish an Investment Account for each available investment alternative. The Participant may make a separate investment election for each Distribution Account created under Section 5.01. Each Participant making an election to defer amounts shall also elect how the deferred amount will be allocated to the Investment Accounts. If a Participant fails to make an investment allocation, any deferral shall be allocated to the Investment Account designated by the Investment Committee from time to time as the default investment alternative. Participants may make reallocations of such amounts among the existing investment alternatives on any business day; except (i) changes may not be made more than once a day and (ii) the Committee may impose whatever other restrictions it deems advisable, including restrictions which may apply only to certain Participants in the Plan, restrictions which may apply only to deferrals made under prior plans, and restrictions designed to prevent violation of the federal securities laws. The Investment Committee may change the investment alternatives available to Participants at any time in its sole discretion.

4.03    Investment Accounts. If any deferral is allocated to a particular Investment Account, such deferral shall be credited as soon as administratively practicable after the day such amount would otherwise have been payable to the Participant had it not been deferred. The amount of shares so credited to the Investment Account will be determined by dividing the deferred amount by the Fair Market Value of the investment alternative. The “Fair Market Value” of that alternative is the last published sales/purchase price of that alternative on that day. If dividends are paid on the Investment Account, the dividends will be treated as reinvested in that investment alternative, based on its Fair Market Value on that date. If a Participant changes his or her investment alternative, any amount invested or disinvested in any alternative investment will be done as soon as administratively feasible at the Fair Market Value of that alternative investment on that day; provided, however, a Participant may not change his or her investment alternative election more than once a day.

SECTION 5.    Method of Distribution

5.01    Method of Distribution.

(a)

Distribution Accounts. A Participant may elect up to three different distribution forms of payments and these forms may differ as to the timing of commencement of payments or distribution period, or both. A Participant may elect up to two In-Service Accounts and one Retirement Account. When the Participant elects to defer any Compensation, any Bonus, and/or any Other Earnings pursuant to Section 3, the Participant shall also make an irrevocable election as to the beginning year of distribution with respect to amounts so credited to the Distribution Accounts of the Participant and as to the form of payment.

(i)

In-Service Account. If a Participant elects to commence distributions on a date or pursuant to a fixed schedule before separation from service with tan Employer, an In-Service Account will be established and the Participant may elect payment in annual installments not in excess of five (5) or in a lump sum, but the commencement date must be later than three (3) years after the Participant’s first deferral. Payments due in any calendar year prior to separation from service will be made during the first 2 1⁄2 months of such year based on the balance as of the February 28 that falls within such 2 1⁄2 month period.

Notwithstanding the foregoing, if a Participant with an In-Service Account separates from service with the Employer before the first date on which he or she is scheduled to commence distributions from the In-Service Account, distributions to the Participant will be made pursuant to all elections (or defaults) applicable to his or her Retirement Account.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

(ii)

Retirement Account. If a Participant elects to commence distributions after separation from service with the Employer, or if a Participant fails to make any election, a Retirement Account will be established, and the Participant may elect payment in annual installments not in excess of ten (10) or in a lump sum. If a Participant fails to make an election as to the form of distribution, or if the Participant’s Retirement Account is first established in connection with a contribution credited to the Participant under Section 3.03 or due to the Participant’s separation from service prior to the distribution date elected with respect to a Participant’s In-Service Account, the default form of distribution shall be three (3) annual installments. Payments due on account of separation from service will be made during the first 2 1⁄2 months of the year following the year of separation from service, based on the balance as of the February 28 that falls within such 2 1⁄2 month period.

(b)

Delay for Specified Employees. Notwithstanding the foregoing, if a Participant is a “specified employee” for purposes of Code Section 409A, distribution on account of separation from service (whether from the Retirement Account or the In-Service Accounts) shall be delayed until the earlier to occur of the Participant’s death or the date that is six (6) months and one (1) day following the Participant’s separation from service with the Employer (the “Delay Period”), provided that such date is later than the date such payment would otherwise have been made pursuant to the preceding sentence. Upon the expiration of the Delay Period, the delayed payment(s) shall be paid to the Participant, and any remaining installment payments due shall be payable in accordance with their original payment schedule.

(c)

Subsequent Elections. A Participant may elect to change the form of distribution and/or the timing of commencement of payment of his or her In-Service Accounts provided such election (i) is made at least twelve (12) months before the date the lump sum payment or the first installment payment is otherwise scheduled to be paid, (ii) shall not take effect until at least twelve (12) months after the date on which such election is made, and (iii) except in the case of a payment upon the death or Unforeseeable Emergency (as described below in Section 5.03) of the Participant, shall defer payment of the Participant’s In-Service Account for at least five (5) years from the date the lump sum payment or the first installment amount would otherwise have been paid. No subsequent deferral elections may be made with respect to a Participant’s Retirement Account.

5.02    Installment Payments. If the Participant has elected installment payments, the amount of the first payment shall be a fraction of the total balances of the Participant’s Distribution Accounts as of the applicable February 28, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the total balances, including any dividend equivalents, of the Participant’s Distribution Accounts similarly computed for each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments remaining. Each installment shall be withdrawn proportionately from the applicable Investment Account. Notwithstanding anything herein to the contrary, in the event that, as of any installment payment date following a Participant’s separation from service, the total balance of the Participant’s Distribution Accounts is less than $50,000, such total balance will be distributed to the Participant in a lump sum.

5.03    Withdrawals for Unforeseeable Emergency. Amounts deferred under the Plan may be distributed to a Participant, upon the written request of the Participant and at the discretion of the Committee, based on an Unforeseeable Emergency. An “Unforeseeable Emergency” shall mean a severe financial hardship resulting from (i) an illness or accident of the Participant, the participant’s spouse or Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)); (ii) the loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. In addition, the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication, may constitute an Unforeseeable Emergency. Finally, the need to pay for the funeral expenses of the Participant’s spouse or Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)) may also constitute an Unforeseeable Emergency. Adequate proof of Unforeseeable Emergency must be provided to the Committee. Withdrawals for Unforeseeable Emergency may not exceed the lesser of (i) the balance of the Participant’s Distribution Accounts and (ii) the amount reasonably necessary to satisfy the Unforeseeable Emergency plus taxes reasonably anticipated as a result of the payout and may be made only if the Committee finds that the Unforeseeable Emergency

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

may not be relieved through reimbursement or compensation from insurance or otherwise or by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship. Any withdrawal for Unforeseeable Emergency will be made within 90 days of the occurrence of the Unforeseeable Emergency. If a distribution on account of an Unforeseeable Emergency is granted, deferrals for the remainder of that calendar year shall cease. Withdrawals for Unforeseeable Emergency shall be made in the following order: (1) from the In-Service Account with the closest payment date to the date of withdrawal; (2) to the extent not yet satisfied, from the In-Service Account with the next closest payment date, and (3) to the extent not yet satisfied, from the Retirement Account. Amounts distributed from each Distribution Account shall be taken pro rata from all Investment Accounts within that specified Distribution Account.

5.04    Distribution Upon Death. If any Participant dies when installment payments are being paid to the Participant, the unpaid amounts in the Participant’s Distribution Accounts shall be paid to the Participant’s Beneficiary in accordance with the time period selected by the Participant. If any Participant dies when installment payments are not being paid to the Participant, such unpaid amounts shall be paid to the designated Beneficiary beginning in the year after the Participant’s death, and shall be paid in accordance with the defaults or elections applicable to the Participant’s Retirement Account. If any Participant dies who selected a lump sum distribution that has not yet been paid, such lump sum distribution shall be paid to the Participant’s Beneficiary in the year after the Participant’s death. If a Beneficiary dies after the Participant but before payments have commenced, payment will be made to the Beneficiary’s estate in a single lump sum. If a Participant fails to designate a Beneficiary, the amounts payable hereunder shall be made to the Participant’s estate in a single lump sum. If a Beneficiary predeceases the Participant, amounts payable hereunder shall be made to the contingent Beneficiary, but if none or if not living, payments shall be made to the Participant’s estate in a single lump sum.

5.05    Form of Distribution. All distributions will be in the form of cash.

5.06    Prohibition on Acceleration of Payments. The time or schedule of any payment or amount scheduled to be paid pursuant to the terms of the Plan may not be accelerated except as otherwise permitted under Code Section 409A.

SECTION 6.    Miscellaneous

6.01    Participants Rights and Interest in the Accounts. No provision in this Plan shall be construed to give any Participant the right to be retained in any Employer’s service or to any benefits not specifically provided by the Plan. Neither a Participant nor a Beneficiary shall have any interest in the deferred compensation or earnings credited to his or her accounts other than as an unsecured general creditor of the Company. All amounts deferred or otherwise held for the benefit of a Participant or a Beneficiary under the Plan shall remain the sole property of the Employer. The Company may or may decide to purchase an annuity or insurance contract intended to mirror the performance of the investment elections made by the Participants or Beneficiaries, but in all circumstances such annuity or insurance contract will be owned by the Company.

6.02    Nonalienability and Nontransferability. The rights of a Participant to the payment of deferred compensation as provided in the Plan shall not be assigned, transferred, pledged or encumbered, or be subject in any manner to alienation or anticipation; provided, however, that a Participant’s Accounts may be assigned or alienated pursuant to a Domestic Relations Order (as such term is defined for purposes of Code Section 414(p)(1)(B)), subject to such uniform procedures as may be adopted by the Committee from time to time. Any amount subject to a Domestic Relations Order shall be distributed as soon as practicable. No Participant may borrow against his or her Accounts.

6.03    Plan Administrator. The administrator of the Plan shall be the Committee, which shall have authority to adopt rules and regulations for carrying out the Plan, to delegate its administrative responsibilities as it shall, from time to time, deem advisable, and to interpret, construe, and implement the provisions thereof, in its complete discretion. Any decision or interpretation of any provision of the Plan adopted by the Committee shall be final and conclusive.

6.04    Claims Procedures.

(a)

Initial Claims. A Participant who believes that he or she is entitled to receive benefits under this Plan, including benefits other than those initially determined by the Committee to be payable, may file a claim in writing with Committee, specifying the reasons for such claim. The Committee shall, within ninety (90) days after receipt of such written claim (unless special circumstances require an extension of time, but in no event more than one hundred and eighty (180) days after such receipt), send a written notification to the Participant as to the disposition of such claim. Such notification shall be written in a manner calculated to be understood by the

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

claimant and in the event that such claim is denied in whole or in part, shall (i) state the specific reasons for the denial, (ii) make specific reference to the pertinent Plan provisions on which the denial is based, (iii) provide a description of any additional material or information necessary for the Participant to perfect the claim and an explanation of why such material or information is necessary, and (iv) set forth the procedure by which the Participant may appeal the denial of such claim.

(b)

Appeals. The Participant (or his or her duly authorized representative) may request a review of the denial of any such claim or portion thereof by making application in writing to the Committee within sixty (60) days after receipt of such denial. Such Participant (or his or her duly authorized representative) may, upon written request to the Committee, review any documents pertinent to such claim, and submit in writing issues and comments in support of such claim. Within 60 days after receipt of a written appeal (unless special circumstances require an extension of time, but in no event more than one hundred and twenty (120) days after such receipt), the Committee shall notify the Participant of the final decision with respect to such claim. Such decision shall be written in a manner calculated to be understood by the claimant and shall state the specific reasons for such decision and make specific references to the pertinent Plan provision on which the decision is based.

(c)

Finality of Decisions; Exhaustion of Remedies. To the extent permitted by law, decisions reached under the claims procedures set forth herein shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the Participant has exhausted his remedies under this Section. In any such legal action, the Participant may only present evidence and theories which the Participant presented during the claims procedure. Any claims which the Participant does not in good faith pursue through the review stage of the procedure shall be treated as having been irrevocably waived. Any suit or legal action initiated by a Participant under the Plan must be brought by the Participant no later than six (6) months following a final decision on the claim for benefits by the Committee. The six (6) month limitation on suits for benefits will apply in any forum where a Participant initiates such suit or legal action.

6.05    Amendment and Termination. The Plan may, at any time, be amended or modified, or, subject to and in compliance with Code Section 409A, terminated by action of the Board. No amendment, modification, or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts accrued in his or her Accounts.

SECTION 7.    General Provisions

7.01    Controlling Law. Except to the extent superseded by federal law, the laws of Illinois shall be controlling in all matters relating to the Plan.

7.02    Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his or her financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select.

7.03    Withholding of Payroll Taxes. The Employer shall withhold from such payments any taxes required to be withheld for federal, state, or local government purposes.

7.04    Liability. No member of the Board, no employee of an Employer, or any of their affiliates, and no member of the Committee or Investment Committee shall be liable for any act or action hereunder whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving such entity’s or person’s bad faith, gross negligence or fraud, for anything omitted or committed by such entity or person. The Company will fully indemnify and hold the members of the Committee and the Investment Committee harmless from any liability hereunder, except in circumstances involving a Committee or Investment Committee member’s bad faith, gross negligence, or fraud.

7.05    Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used herein shall include any corporation or other business entity, which shall by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

7.06    Code Section 409A. The Plan and the benefits provided hereunder are intended to comply with Code Section 409A and the guidance and Treasury regulations issued thereunder, to the extent applicable thereto. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted and construed consistent with this intent. Notwithstanding the foregoing, an Employer shall not be required to assume any increased economic burden in connection therewith. Although the Committee intends to administer the Plan so that it will comply with the requirements of Code Section 409A, neither any Employer nor the Committee represents or warrants that the Plan will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. For purposes of the Plan, a Participant shall be considered to have a separation from service with the Employer on the date such Participant has a “separation from service” (as described under Code Section 409A and the guidance and Treasury regulations issued thereunder) with Aon, the Company, and all of their Subsidiaries. For purposes of Code Section 409A, a Participant’s entitlement to a series of installment payments shall be treated as an entitlement to a single payment. Neither Aon, the Company, their Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan, and Aon, the Company and their Subsidiaries shall have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Code Section 409A.

IN WITNESS WHEREOF, the Company has adopted this amendment and restatement of the Aon Deferred Compensation Plan as of the 17th day of November, 2016.

AON CORPORATION

By:

/s/ Anthony R. Goland

Anthony R. Goland

Executive Vice President and Chief Human Resources Officer

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXHIBIT B

First and Second Amendments to the Aon Plan

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

FIRST AMENDMENT TO THE

AON DEFERRED COMPENSATION PLAN

This First Amendment (the “Amendment”) to the Aon Deferred Compensation Plan, as amended and restated effective November 17, 2016 (the “Plan”), is adopted by Aon Corporation, a Delaware corporation (the “Company”) and wholly owned subsidiary of Aon plc (“Aon”), to be effective as set forth below.

RECITALS

WHEREAS, pursuant to Section 6.05 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan, and, pursuant to Section 1.04 of the Plan, the Organization and Compensation Committee of Aon (the “OCC”) has authority to act for the Board with respect to the Plan; and

WHEREAS, pursuant to resolutions of the OCC dated June 13, 2016, the OCC delegated authority to Aon’s Administrative Committee (the “Committee”) to make certain amendments to the Plan.

NOW, THEREFORE, pursuant to resolutions of the Committee dated December 7, 2016, the Plan is hereby amended, effective as of December 7, 2016, to insert the following as a new Section 3.04:

3.04    Cancellation of Deferral Elections. Notwithstanding anything herein to the contrary, in the event a Participant receives an in-service financial hardship withdrawal from the Aon Savings Plan that is subject to a condition that the Participant may not make elective or employee contributions to any Company plan (as defined for purposes of Treasury Regulations Section 1.401(k)-1(d)(3)(iv)(E)) for at least six months from the date of the hardship withdrawal, the Participant’s deferral elections under Sections 3.01 and 3.02 shall be cancelled, and the Participant shall not be eligible to make any new deferral elections until the later of six months from the date of the hardship withdrawal from the Aon Savings Plan or the next period during which the Committee permits Participants to make an election to defer pursuant to Section 3.01.

1

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on its behalf by its duly authorized officers, this 8th day of December, 2016.

AON CORPORATION

By:

/s/ Anthony Goland

Anthony Goland
Executive Vice President and Chief Human Resources Officer

2

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

SECOND AMENDMENT TO THE

AON DEFERRED COMPENSATION PLAN

This Second Amendment (the “Amendment”) to the Aon Deferred Compensation Plan, as amended and restated effective November 17, 2016 (the “Plan”), is adopted by Aon Corporation, a Delaware corporation (the “Company”) and wholly owned subsidiary of Aon plc (“Aon”), to be effective as set forth below.

RECITALS

WHEREAS, pursuant to Section 6.05 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan, and, pursuant to Section 1.04 of the Plan, the Organization and Compensation Committee of Aon (the “OCC”) has authority to act for the Board with respect to the Plan; and

WHEREAS, pursuant to resolutions of the OCC dated March 30, 2017, the OCC has delegated authority to Company management authority to amend the Plan in the manner set forth below.

NOW, THEREFORE, pursuant to such delegation of authority by the OCC, the Plan is hereby amended, effective as of the date hereof, by adding the following as a new Supplement A to the Plan:

SUPPLEMENT A

SPECIAL PROVISIONS IN CONNECTION WITH PLAN SPIN-OFF

Pursuant to the purchase agreement entered into between Aon plc and Tempo Acquisition, LLC dated as of February 9, 2017 (the “Purchase Agreement”), upon the closing of the transactions contemplated by the Purchase Agreement, the Plan will spin off the benefit obligations associated with the “Transferred Participants” (as defined below) to the Hewitt Associates LLC Deferred Compensation Plan (the “Newco Plan”) established by Hewitt Associates LLC (“Newco”).

A “Transferred Participant” is any individual who (i) after taking into account any employment transfers contemplated by the Purchase Agreement, is employed by Newco or any of its subsidiaries immediately after the “Closing Date” (as defined in the Purchase Agreement), and (ii) immediately prior to the Closing Date, either had an Account under the Plan or had made a valid deferral election under Section 3 of the Plan.

Notwithstanding any provision in this Plan to the contrary, it is the intent of the Company that, with respect to any Transferred Participant, the associated benefit obligations, elections (including elections to defer compensation, notional investment elections, and distribution elections) and beneficiary designations under the Plan be transferred from the Plan to the Newco Plan, and the provisions in this Plan shall be interpreted consistent with such intent. For the avoidance of doubt, the transactions contemplated by the Purchase Agreement do not constitute a “separation from service” for purposes of Section 409A of the Code, with respect to any Transferred Participant. Effective as of the Closing Date, Transferred Participants shall cease to be Participants in the Plan.

Notwithstanding any provision in the Plan to the contrary, the Committee shall have the authority to make any other modifications to the extent necessary or appropriate to satisfy the intent of the Plan spin-off described above.

1

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXECUTION VERSION

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on its behalf by its duly authorized officers, this 19th day of April, 2017.

AON CORPORATION

By:

/s/ Anthony Goland

Anthony Goland
Executive Vice President and Chief Human Resources Officer

2

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Amendment #1

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ALIGHT SOLUTIONS LLC

BOARD OF MANAGERS

WRITTEN CONSENT IN LIEU OF SPECIAL MEETING

August 4, 2017

The undersigned, being all of the managers of Alight Solutions LLC (formerly known as Hewitt Associates LLC), an Illinois limited liability company (the “LLC”), do hereby waive any notice of a special meeting and do hereby, unanimously consent to the adoption of, and do hereby adopt the following resolutions:

WHEREAS, Hewitt Associates LLC has changed its corporate name to Alight Solutions LLC effective June 30, 2017; and

WHEREAS, Hewitt Associates LLC had previously established certain benefits plans which were named using the “Hewitt Associates LLC” name (and variations thereof); and

WHEREAS, the LLC wishes to conform the names of the benefit plans to the new name of the LLC

NOW, THEREFORE, BE IT RESOLVED, that the following plans are hereby amended, effective as of the date first listed above, to reflect the updated entity name as follows:

Name As Established	Amended Name

“Hewitt Associates LLC 401K Plan”	“Alight Solutions LLC 401(k) Plan”

“Hewitt Associates LLC Flexible Compensation Plan”	“Alight Solutions LLC Flexible Compensation Plan”

“Hewitt Associates LLC Severance Plan”	“Alight Solutions LLC Severance Plan”

“Hewitt Associates LLC Interim Change in Control Plan”	“Alight Solutions LLC Interim Change in Control Plan”

“Hewitt Associates LLC Interim Executive Committee Combined Severance and Change in Control Plan”	“Alight Solutions LLC Interim Executive Committee Combined Severance and Change in Control Plan”

“Hewitt Associates LLC Legacy Deferred Compensation Plan”	“Alight Solutions LLC Legacy Deferred Compensation Plan”

“Hewitt Associates LLC Legacy Supplemental Savings Plan”	“Alight Solutions LLC Legacy Supplemental Savings Plan”

FURTHER RESOLVED, for each of the plan documents referenced above, all references to the plan sponsor therein shall be deemed amended to refer to Alight Solutions LLC rather than Hewitt Associates LLC.

FURTHER RESOLVED, that a copy of this Resolution shall be amended to each of the plan documents referenced above and numbered as an amendment to each such plan as applicable to that plan. Each plan document and each of the respective plan and plan sponsor name terms set forth therein shall be deemed amended by this Resolution.

****

DECLARE, that this action is taken pursuant to the general limited liability law of Illinois and the Fifth Amended and Restated Limited Liability Company Operating Agreement of the LLC, and shall be inserted by the Secretary into the minute book of the LLC.

This consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Electronic copies of this consent may serve as originals.

(SIGNATURES ON FOLLOWING PAGE)

Alight Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent in Lieu of Special Meeting as of the date first written above.

/s/ Peter Wallace
Peter Wallace

/s/ David Kestnbaum
David Kestnbaum

/s/ Chris Michalak
Chris Michalak